EXHIBIT 11.1

                 PENNCORP FINANCIAL GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                                 (In thousands)
                                   (Unaudited)

                                                       Three Month Periods Ended    Six Month Periods Ended
                                                               June 30,                       June 30,
                                                     -----------------------------  ----------------------------
                                                          1998           1997           1998            1997
                                                     -------------   -------------  -------------  -------------
Basic net income (loss) applicable to common stock:
     Net income (loss) applicable to common stock..  $    (163,904)  $      13,209  $    (167,590) $      20,645
     Redemption Premium on Series C
       Preferred Stock.............................            --              --          (1,913)           --
                                                     -------------   -------------  -------------  -------------
                                                     $    (163,904)  $      13,209  $    (169,503) $      20,645
                                                     =============   =============  =============  =============

Diluted net income (loss) applicable to common stock:
     Net income (loss) applicable to common stock..  $    (163,904)  $      13,209  $    (167,590) $      20,645
     Redemption Premium on Series C
       Preferred Stock.............................            --              --          (1,913)           --
         Common stock equivalents:
           Convertible preferred stock dividend
              requirements.........................            --            1,941            --             --
                                                     -------------   -------------  -------------  -------------
                                                     $    (163,904)  $      15,150  $    (169,503) $      20,645
                                                     =============   =============  =============  =============

                                                       Three Month Periods Ended       Six Month Periods Ended
                                                               June 30,                       June 30,
                                                     -----------------------------  ----------------------------
                                                          1998           1997           1998            1997
                                                     -------------   -------------  -------------  -------------
Basic:
     Shares outstanding beginning of period........         28,860          28,648         28,860         28,648
     Incremental shares applicable to Stock
       Warrants/Stock Options......................            377             157            376            118
     Acquisition of Fickes and Stone Knightsbridge
       Interests...................................            347             --             347            --
     Redemption of Series C Preferred Stock........            692             --             348            --
     Treasury shares...............................         (1,010)           (763)        (1,010)          (644)
                                                     -------------   -------------  -------------  -------------
                                                            29,266          28,042         28,921         28,122
                                                     =============   =============  =============  =============
Diluted:
     Shares outstanding beginning of period........         28,860          28,648         28,860         28,648
     Incremental shares applicable to Stock
       Warrants/Stock Options......................            377             959            376            965
     Acquisition of Fickes and Stone Knightsbridge
       Interests...................................            347             --             347            --
     Treasury shares...............................         (1,010)           (763)        (1,010)          (644)
     Redemption of Series C Preferred Stock........            692             --             348            --
     Conversion of 2,300 shares of $3.375
       Convertible Preferred Stock at a rate of
       2.213 common shares to 1 preferred share....            --            5,088            --             --
     Conversion of 2,875 shares of $3.50 Series II
       Convertible Preferred Stock at a rate of
       1.4327 common shares to 1 preferred share...            --              --             --             --
                                                     -------------   -------------  -------------  -------------
                                                            29,266          33,932         28,921         28,969
                                                     =============   =============  =============  =============
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